                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
--------------------------------------------------------------------------------

                                   FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): February 24, 1999

                            QUARTERDECK CORPORATION
            (Exact name of registrant as specified in its charter)

           Delaware                           0-19207                      95-4320650
   State or Other Jurisdiction of      (Commission File Number)            (I.R.S. Employer
    Incorporation or Organization)                                         Identification No.)

              13160 MINDANAO WAY
            MARINA DEL REY, CALIFORNIA                                        90292
      (Address of Principal Executive Offices)                              (Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 309-3700


                                      NONE
         (Former Name or Former Address, if Changed Since Last Report)

--------------------------------------------------------------------------------

Item 5.  Other Events.

     A complaint was filed on February 24, 1999 in the Court of Chancery of the State of Delaware, County of New Castle, by William Skeen, a purported Quarterdeck stockholder, against Quarterdeck Corporation, Symantec Corporation, Oak Acquisition Corporation (a wholly-owned subsidiary of Symantec) and current and former directors of Quarterdeck. The complaint alleges, among other things, breach of fiduciary duty and unfair dealing in connection with the planned merger of Oak with and into Quarterdeck and claims that when Quarterdeck's directors approved the merger, they had a financial conflict of interest as a result of a September 1998 grant of stock options to them. The complaint also alleges breach of fiduciary duty and unfair dealing by Symantec, and certain of its officers who became directors of Quarterdeck, in connection with certain conduct by Symantec following the consummation of Symantec's tender offer for Quarterdeck's outstanding common stock, including the agreement by Symantec and Quarterdeck to extend the termination date of the non-exclusive license granted by Quarterdeck to Symantec to Quarterdeck's CleanSweep product from January 31, 1999 to March 31, 1999. In addition, the complaint alleges that Quarterdeck's failure to obtain the approval of its stockholders in connection with its initial grant of the CleanSweep license violated a provision of Delaware law that requires stockholder approval of a sale, lease or exchange of all or substantially all of a corporation's assets. Finally, the complaint alleges that Quarterdeck's Schedule 14D-9 relating to the tender offer contained materially misleading and coercive public disclosures regarding the likelihood and impact of the delisting of Quarterdeck's common stock by Nasdaq.

     The plaintiff seeks to enjoin the merger and also seeks damages in an unspecified amount and other relief. The suit was brought by William Skeen on behalf of all persons who were stockholders during the relevant period and seeks certification of a class action. While Quarterdeck and Symantec believe these claims are without merit, there can be no assurances as to the actual outcome of this matter or its effect on the timing or consummation of the merger.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


Dated: March 1, 1999                                QUARTERDECK CORPORATION



                                                  By:   /s/ Arthur F. Courville
                                                        _______________________
                                                         Arthur F. Courville
                                                         Vice President